UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 5, 2009

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485F US Hwy 1 South Iselin, NJ 08830
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2009, Thomas J. Ward retired as Chairman of the Board of Directors of Maidenform Brands, Inc. (the “Company”), effective immediately.  The Board of Directors has appointed Karen M. Rose to succeed Mr. Ward as Chairman of the Board.

On January 6, 2009, the Company issued a press release announcing the resignation of Mr. Ward and the appointment of Ms. Rose as Chairman of the Board.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release entitled “Maidenform Brands, Inc. Announces Appointment of Karen M. Rose as Chairman of the Board” issued by Maidenform Brands, Inc. on January 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: January 6, 2009	By:	/s/ Christopher W. Vieth
		Name:	Christopher W. Vieth
		Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “Maidenform Brands, Inc. Announces Appointment of Karen M. Rose as Chairman of the Board” issued by Maidenform Brands, Inc. on January 6, 2009.